EXHIBIT 4.4
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                             SECURED PROMISSORY NOTE
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$250,000.00                                                    February __, 2001


         FOR VALUE RECEIVED, the undersigned, DYNAGEN, INC., a Delaware corporation ("Maker"), promises to pay to the order of ARGOSY INVESTMENT PARTNERS, L.P., a Pennsylvania limited partnership ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at at 950 West Valley Road, Suite 2902, Wayne, Pennsylvania 19087, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of TWO HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($250,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of thirteen and one-half percent (13.5%) per annum (computed on the basis of a 360-day year); provided, however, that Holder may charge and receive interest upon any renewal or extension hereof at the greater of (i) the rate set out above, or (ii) any rate agreed to by the undersigned that is not in excess of the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate") at the time of such renewal or extension.

         Interest only shall become due in arrears one month after the date hereof (corresponding calendar day) and two months after the date hereof, and thereafter installments including both principal and interest shall become due in the total amount of Twenty-Six Thousand Five Hundred Seventy Three and No/100 Dollars ($26,573.00) on the same date of each succeeding month for nine payments, followed on the same day of the tenth succeeding month by a final payment in the amount of all remaining principal, interest and expenses outstanding hereunder.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above, which default is not cured within five (5) business days; or in the event that any default or event of default shall occur under that certain First Amended and Restated Loan Agreement of even date herewith executed by Maker, Payee and other parties, or should a Guaranty Default occur under that Unconditional Guaranty of this date executed by Maker in favor of Payee and FINOVA Mezzanine Capital Inc., which default or event of default is not cured following the giving of any applicable notice and within any applicable cure period set forth in the applicable document; or should any default by Maker be made in the performance or observance of any covenants or conditions contained in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith,
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regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the Maximum Rate in effect from time to time, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

         In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any indorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all actual reasonable attorney's fees and all court costs.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness and other obligations evidenced by this Note are secured by all presently existing and future security agreements, guaranties and other security devices, however named, that by which Maker or other parties have executed in favor of Payee, Holder or any agent therefor to secure any obligations of Maker; provided, however, no assets of RxBazaar, Inc. or of Superior Pharmaceutical Company shall secure this Note.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and
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not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                                     MAKER:
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                                     DYNAGEN, INC., a Delaware corporation


                                     By:
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                                     Title:
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